Exhibit 99.1
Ziff Davis Reports Fourth Quarter and Full Year 2024 Financial Results and
Provides 2025 Guidance

NEW YORK, NY -- Ziff Davis, Inc. (NASDAQ: ZD) (“Ziff Davis” or “the Company”) today reported unaudited financial results for the fourth quarter and year ended December 31, 2024.

“We believe 2024 marked an inflection point for the Company as it returned to revenue, adjusted diluted EPS, and free cash flow growth,” said Vivek Shah, Chief Executive Officer of Ziff Davis. “We are also excited to introduce a new segment reporting structure that we believe will aid investors in gaining a better understanding and appreciation of our business.”

FOURTH QUARTER 2024 RESULTS

•Q4 2024 quarterly revenues increased 5.9% to $412.8 million compared to $389.9 million for Q4 2023.
•Income from operations decreased to $78.5 million compared to $80.7 million for Q4 2023.
•Net income (1) increased 1.0% to $64.1 million compared to $63.4 million for Q4 2023.
•Net income per diluted share (1) increased to $1.43 in Q4 2024 compared to $1.29 for Q4 2023.
•Adjusted EBITDA (2) for the quarter increased 2.5% to $171.8 million compared to $167.6 million for Q4 2023.
•Adjusted net income (2) increased 3.0% to $110.2 million compared to $107.0 million for Q4 2023.
•Adjusted net income per diluted share (1)(2) (or “Adjusted diluted EPS”) for the quarter increased 10.7% to $2.58 compared to $2.33 for Q4 2023.
•Net cash provided by operating activities was $158.2 million in Q4 2024 compared to $92.1 million in Q4 2023. Free cash flow (2) was $131.1 million in Q4 2024 compared to $65.9 million in Q4 2023.
•Ziff Davis ended the quarter with approximately $664.1 million in cash, cash equivalents, and investments after deploying approximately $6.4 million for current and prior year acquisitions during the quarter and $1.2 million primarily related to share repurchases.

FULL YEAR 2024 RESULTS

•2024 yearly revenues increased 2.8% to $1.40 billion compared to $1.36 billion for 2023.
•Income from operations decreased to $113.6 million compared to $132.6 million for 2023. This includes a $85.3 million goodwill impairment recognized in 2024 compared to a $56.9 million goodwill impairment recognized in 2023.
•Net income (1) increased 51.9% to $63.0 million compared to $41.5 million for 2023.
•Net income per diluted share (1) increased to $1.42 in 2024 compared to $0.89 for 2023.
•Adjusted EBITDA (2) for the year increased 2.3% to $493.5 million compared to $482.3 million for 2023.
•Adjusted net income (2) for the year increased 2.5% to $294.5 million compared to $287.4 million for 2023.
•Adjusted diluted EPS (1)(2) for the year increased 6.9% to $6.62 compared to $6.19 for 2023.
•Net cash provided by operating activities was $390.3 million in 2024 compared to $320.0 million in 2023. Free cash flow (2) was $283.7 million in 2024 compared to $211.2 million in 2023.
•Ziff Davis deployed approximately $225.4 million for current and prior year acquisitions during the year and $185.2 million related to share repurchases in 2024.

The following table reflects results for the three months and year ended December 31, 2024 and 2023, respectively (in millions, except per share amounts).

(Unaudited)	Three months ended December 31,		% Change	Years ended December 31,		% Change
	2024	2023		2024	2023
Revenues
Technology & Shopping	$132.9	$105.2	26.3%	$361.9	$330.6	9.5%
Gaming & Entertainment	$50.9	$49.2	3.5%	$180.3	$168.8	6.8%
Health & Wellness	$105.7	$106.5	(0.7)%	$362.4	$361.9	0.1%
Connectivity	$54.3	$57.0	(4.9)%	$213.6	$211.5	1.0%
Cybersecurity and Martech	$69.0	$72.0	(4.0)%	$283.5	$291.2	(2.6)%
Total revenues (3)	$412.8	$389.9	5.9%	$1,401.7	$1,364.0	2.8%
Income from operations	$78.5	$80.7	(2.7)%	$113.6	$132.6	(14.3)%
Operating income margin	19.0%	20.7%	(1.7)%	8.1%	9.7%	(1.6)%
Net income (1)	$64.1	$63.4	1.0%	$63.0	$41.5	51.9%
Net income per diluted share (1)	$1.43	$1.29	10.9%	$1.42	$0.89	59.6%
Adjusted EBITDA (2)	$171.8	$167.6	2.5%	$493.5	$482.3	2.3%
Adjusted EBITDA margin (2)	41.6%	43.0%	(1.4)%	35.2%	35.4%	(0.2)%
Adjusted net income (1)(2)	$110.2	$107.0	3.0%	$294.5	$287.4	2.5%
Adjusted diluted EPS (1)(2)	$2.58	$2.33	10.7%	$6.62	$6.19	6.9%
Net cash provided by operating activities	$158.2	$92.1	71.8%	$390.3	$320.0	22.0%
Free cash flow (2)	$131.1	$65.9	99.0%	$283.7	$211.2	34.3%
Notes:

(1)
GAAP effective tax rates were approximately 18.3% and 17.0% for the three months ended December 31, 2024 and 2023, respectively, and 44.4% and 32.2% for the year ended December 31, 2024 and 2023, respectively. Adjusted effective tax rates were approximately 22.8% and 22.5% for the three months ended December 31, 2024 and 2023, respectively, and 23.5% and 23.3% for the year ended December 31, 2024 and 2023, respectively.

(2)	For definitions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures refer to section “Non-GAAP Financial Measures” further in this release.
(3)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.

ZIFF DAVIS GUIDANCE

The Company’s full year 2025 outlook is as follows (in millions, except per share data):

	2024 Actual	2025 Range of Estimates		Growth
	(unaudited)	Low	High	Low	High
Revenue	$1,402	$1,442	$1,502	2.9%	7.2%
Adjusted EBITDA	$494	$505	$542	2.3%	9.8%
Adjusted diluted EPS*	$6.62	$6.64	$7.28	0.3%	10.0%

* It is anticipated that the Adjusted effective tax rate for 2025 will be between 23.25% and 25.25%.

A reconciliation of forward-looking Adjusted EBITDA and Adjusted diluted EPS to the corresponding GAAP financial measures is not available without unreasonable effort due primarily to variability and difficulty in making accurate forecasts and projections of certain non-operating items such as (Gain) loss on investments, net, Other (income) loss, net, and other unanticipated items that may arise in the future.

SEGMENT REALIGNMENT

Following changes to our internal reporting structure, the Company concluded that it has five operating segments, which are now presented as the following five reportable segments: 1) Technology & Shopping, 2) Gaming & Entertainment, 3) Health &

Wellness, 4) Connectivity, and 5) Cybersecurity & Martech. Prior period segment information is presented on a comparable basis to conform to this new segment presentation with no effect on previously reported consolidated results.

EARNINGS CONFERENCE CALL AND AUDIO WEBCAST

Ziff Davis will host a live audio webcast and conference call discussing its fourth quarter and year-end 2024 financial results on Tuesday, February 25, 2025, at 8:30AM ET. The live webcast and call will be accessible by phone by dialing (844) 985-2014 or via www.ziffdavis.com. Following the event, the audio recording and presentation materials will be archived and made available at www.ziffdavis.com.

ABOUT ZIFF DAVIS

Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, shopping, gaming and entertainment, health and wellness, connectivity, cybersecurity, and martech. For more information, visit www.ziffdavis.com.

CONTACT:

Alan Steier
Investor Relations
Ziff Davis, Inc.
investor@ziffdavis.com

Rebecca Wright
Corporate Communications
Ziff Davis, Inc.
press@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote, the “Ziff Davis Guidance” section regarding the Company’s expected fiscal 2025 financial performance, and our discussion of net cash provided by operating activities and free cash flow. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising, licensing, and subscription revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions; customer growth and retention; the Company’s ability to create compelling content; our reliance on third-party platforms; the threat of content piracy and developments related to artificial intelligence; increased competition and rapid technological changes; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims; and the numerous other factors set forth in Ziff Davis’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Ziff Davis, refer to our most recent Annual Report on Form 10-K and the other reports filed by Ziff Davis from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote, in the “Ziff Davis Guidance” portion regarding the Company’s expected fiscal 2025 financial performance, and our discussion of net cash provided by operating activities and free cash flows are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	December 31,
	2024	2023
ASSETS
Cash and cash equivalents	$505,880	$737,612
Short-term investments	—	27,109
Accounts receivable, net of allowances of $8,148 and $6,871, respectively	660,223	337,703
Prepaid expenses and other current assets	105,966	88,570
Total current assets	1,272,069	1,190,994
Long-term investments	158,187	140,906
Property and equipment, net of accumulated depreciation of $361,710 and $327,015, respectively	197,216	188,169
Intangible assets, net	425,749	325,406
Goodwill	1,580,258	1,546,065
Deferred income taxes	7,487	8,731
Other assets	63,368	70,751
TOTAL ASSETS	$3,704,334	$3,471,022
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$670,769	$216,936
Income taxes payable, current	19,715	14,458
Deferred revenue, current	199,664	184,549
Other current liabilities	9,499	15,890
Total current liabilities	899,647	431,833
Long-term debt	864,282	1,001,312
Deferred revenue, noncurrent	5,504	8,169
Income taxes payable, noncurrent	—	8,486
Liability for uncertain tax positions	30,296	36,055
Deferred income taxes	46,018	45,503
Other noncurrent liabilities	47,705	46,666
TOTAL LIABILITIES	1,893,452	1,578,024

Common stock	428	461
Additional paid-in capital	491,891	472,201
Retained earnings	1,401,034	1,491,956
Accumulated other comprehensive loss	(82,471)	(71,620)
TOTAL STOCKHOLDERS’ EQUITY	1,810,882	1,892,998
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,704,334	$3,471,022

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Years ended December 31,
	2024	2023	2024	2023
Total revenues	$412,823	$389,885	$1,401,688	$1,364,028
Operating costs and expenses:
Direct costs	53,242	45,070	200,323	185,650
Sales and marketing	150,510	126,449	519,694	487,365
Research, development, and engineering	17,549	15,532	67,373	68,860
General, administrative, and other related costs	53,029	52,483	203,461	195,726
Depreciation and amortization	59,971	69,631	211,916	236,966
Goodwill impairment	—	—	85,273	56,850
Total operating costs and expenses	334,301	309,165	1,288,040	1,231,417
Income from operations	78,522	80,720	113,648	132,611
Interest expense, net	(6,391)	(2,251)	(13,988)	(20,031)
Loss on sale of businesses	—	—	(3,780)	—
Income (loss) on investments, net	—	1,065	(7,654)	(28,138)
Other income (loss), net	2,438	(3,486)	4,968	(9,468)
Income before income tax expense and income (loss) from equity method investment	74,569	76,048	93,194	74,974
Income tax expense	(13,610)	(12,962)	(41,370)	(24,142)
Income (loss) from equity method investment, net of tax	3,128	336	11,223	(9,329)
Net income	$64,087	$63,422	$63,047	$41,503

Net income per common share:
Basic	$1.51	$1.39	$1.42	$0.89
Diluted	$1.43	$1.29	$1.42	$0.89
Weighted average shares outstanding:
Basic	42,577,188	45,772,689	44,457,071	46,400,941
Diluted	46,690,090	50,985,086	44,519,693	46,464,261

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Years ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$63,047	$41,503
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	211,916	236,966
Non-cash operating lease costs	10,923	11,141
Share-based compensation	40,915	31,920
Provision for credit losses on accounts receivable	2,898	2,809
Deferred income taxes, net	(18,822)	(30,017)
Loss on sale of businesses	3,780	—
Goodwill impairment	85,273	56,850
Changes in fair value of contingent consideration	—	(200)
(Income) loss from equity method investments	(11,223)	9,329
Loss on investment, net	7,654	28,138
Other	3,601	5,159
Decrease (increase) in:
Accounts receivable	(153,121)	(35,371)
Prepaid expenses and other current assets	(17,153)	(8,700)
Other assets	11,367	(5,574)
Increase (decrease) in:
Accounts payable	171,280	9,419
Deferred revenue	5,043	(6,802)
Accrued liabilities and other current liabilities	(27,063)	(26,608)
Net cash provided by operating activities	390,315	319,962
Cash flows from investing activities:
Purchases of property and equipment	(106,635)	(108,729)
Acquisition of businesses, net of cash received	(217,570)	(9,492)
Purchase of equity investments	—	(11,858)
Proceeds from sale of equity investments	19,455	3,174
Proceeds from sale of businesses, net of cash divested	7,860	—
Other	(565)	(503)
Net cash used in investing activities	(297,455)	(127,408)
Cash flows from financing activities:
Payment of debt	(134,989)	—
Debt extinguishment costs	(277)	—
Repurchase of common stock	(185,181)	(108,527)
Issuance of common stock under employee stock purchase plan	8,371	8,727
Deferred payments for acquisitions	(7,842)	(15,241)
Other	(1,076)	250
Net cash used in financing activities	(320,994)	(114,791)
Effect of exchange rate changes on cash and cash equivalents	(3,598)	7,056
Net change in cash and cash equivalents	(231,732)	84,819
Cash and cash equivalents at beginning of year	737,612	652,793
Cash and cash equivalents at end of year	$505,880	$737,612

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), Adjusted net income (loss) per diluted share, Free cash flow, and Adjusted effective tax rate (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, (2) certain measures are used to determine the amount of annual incentive compensation paid to our named executive officers, and (3) they are used by the analyst community to help them analyze the health of our business.
These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies, limiting their usefulness for comparison purposes. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Non-GAAP financial measures exclude the certain items listed below. We believe that excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements.
Adjusted EBITDA is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain items including, but not limited to:
•Interest expense, net. Interest expense is generated primarily from interest due on outstanding debt, partially offset by interest income generated from the interest earned on cash, cash equivalents, and investments;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this (gain) loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of business. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item includes realized gains and losses, unrealized gains and losses, and impairment charges on debt and equity investments. The amount of gain or loss depends on the share price for investments with readily determinable fair value and on observable price changes for investments without a readily determinable fair value, and does not represent core business operating results of the Company;
•Other (income) loss, net. This income or expense relates to other non-operating items and does not represent recurring core business operating results of the Company;
•Income tax (benefit) expense. This benefit or expense depends on the pre-tax loss or income of the Company, statutory tax rates, tax regulations, and different tax rates in various jurisdictions in which the Company operates and which the Company does not have the control over;
•(Income) loss from equity method investments, net. This is a non-cash expense as it relates primarily to our investment in OCV Fund I, LP (the “Fund”). We believe that gain or loss resulting from our equity method investment does not represent core business operating results of the Company;
•Depreciation and amortization. This is a non-cash expense at it relates to use and associated reduction in value of certain assets including equipment, fixtures, and certain capitalized internal-used software and website development costs, and identifiable definite-lived intangible assets of the acquired businesses;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various share-based incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;
•Acquisition, integration, and other costs. Includes adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance, third-party debt modification costs and legal settlements. These expenses do not represent core business operating results of the Company;

•Disposal related costs. These are expenses associated with the disposal of certain businesses that do not represent core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired right-of-use (“ROU”) assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total revenues.
Adjusted net income (loss) is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to:
•Interest, net. This reflects the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes and a charge that the Company determined to be penalty interest associated with the 1.75% Convertible Notes, offset in part by a certain interest income earned by the Company. These net expenses do not represent core business operating results of the Company;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this gain or loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of business. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item includes realized gains and losses, unrealized gains and losses, and impairment charges on debt and equity investments. The amount of gain or loss depends on the share price for investments with readily determinable fair value and on observable price changes for investments without a readily determinable fair value, and does not represent core business operating results of the Company;
•(Income) loss from equity method investments, net. This is a non-cash income or expense as it relates primarily to our investment in the OCV Fund. We believe that gains or losses resulting from our equity method investment do not represent core business operating results of the Company;
•Amortization. Includes the amortization of patents and intangible assets that we acquired. This is a non-cash expense as it primarily relates to identifiable definite-lived intangible assets of the acquired businesses. We believe that acquired intangible assets represent cost incurred by the acquiree to build value prior to the acquisition and the amortization of this cost does not represent core business operating results of the Company;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;
•Acquisition, integration, and other costs. Includes adjustments to contingent consideration, lease terminations, retention bonuses, other acquisition-specific items, and other costs, such as severance, third-party debt modification costs and legal settlements. These expenses do not represent core business operating results of the Company;
•Disposal related costs. These are expenses associated with the disposal of certain businesses that do not represent core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired ROU assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted net income (loss) per diluted share is calculated by dividing Adjusted net income (loss) by the diluted weighted average shares of common stock outstanding excluding the effect of convertible debt dilution.
Free cash flow is defined as Net cash provided by operating activities, less purchases of property and equipment, plus changes in contingent consideration (if any).
Adjusted effective tax rate is calculated based upon the GAAP effective tax rate with adjustments for the tax applicable to non-GAAP adjustments to Net income (loss), generally based upon the effective marginal tax rate of each adjustment.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Net income to Adjusted EBITDA:

	Three months ended December 31,		Years ended December 31,
	2024	2023	2024	2023
Net income	$64,087	$63,422	$63,047	$41,503
Interest expense, net	6,391	2,251	13,988	20,031
Loss on sale of businesses	—	—	3,780	—
(Income) loss on investment, net	—	(1,065)	7,654	28,138
Other (income) loss, net	(2,438)	3,486	(4,968)	9,468
Income tax expense	13,610	12,962	41,370	24,142
(Income) loss from equity method investments, net	(3,128)	(336)	(11,223)	7,829
Depreciation and amortization	59,971	69,633	211,916	236,966
Share-based compensation	10,282	7,527	40,915	31,920
Acquisition, integration, and other costs	23,386	9,649	40,194	21,000
Disposal related costs	(350)	375	201	2,217
Lease asset impairments and other charges	(9)	(338)	1,361	2,245
Goodwill impairment	—	—	85,273	56,850
Adjusted EBITDA	$171,802	$167,566	$493,508	$482,309

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth Revenues and a reconciliation of Income (loss) from operations to Adjusted EBITDA by segment:

	Three months ended December 31, 2024
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$132,922	$50,941	$105,671	$54,248	$69,041	$—	$412,823

Income (loss) from operations	$22,245	$20,244	$27,058	$17,500	$9,095	$(17,620)	$78,522
Depreciation and amortization	25,313	2,869	13,849	9,397	8,505	38	59,971
Share-based compensation	1,164	190	1,411	638	1,097	5,782	10,282
Acquisition, integration, and other costs	9,710	1,323	4,509	1,987	3,587	2,270	23,386
Disposal related costs	—	—	—	—	—	(350)	(350)
Lease asset impairments and other charges	(179)	94	—	—	76	—	(9)
Goodwill impairment	—	—	—	—	—	—	—
Adjusted EBITDA	$58,253	$24,720	$46,827	$29,522	$22,360	$(9,880)	$171,802

	Three months ended December 31, 2023
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$105,222	$49,230	$106,449	$57,038	$71,946	$—	$389,885

Income (loss) from operations	$25,621	$22,147	$24,169	$17,281	$5,430	$(13,928)	$80,720
Depreciation and amortization	19,569	2,067	18,074	11,456	18,457	10	69,633
Share-based compensation	1,001	80	1,136	419	932	3,959	7,527
Acquisition, integration, and other costs	4,114	551	3,421	1,109	420	34	9,649
Disposal related costs	180	—	—	—	—	195	375
Lease asset impairments and other charges	(663)	—	34	—	206	85	(338)
Adjusted EBITDA	$49,822	$24,845	$46,834	$30,265	$25,445	$(9,645)	$167,566

Figures above are net of inter-segment revenues and operating costs and expenses.
(1) Corporate includes certain unallocated overhead costs that were historically presented within the Digital Media reportable segment.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Year ended December 31, 2024
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$361,882	$180,276	$362,408	$213,620	$283,502	$—	$1,401,688

(Loss) income from operations	$(71,072)	$54,001	$67,207	$79,374	$54,961	$(70,823)	$113,648
Depreciation and amortization	83,424	10,733	52,766	31,882	33,025	86	211,916
Share-based compensation	5,014	1,070	5,604	2,658	4,631	21,938	40,915
Acquisition, integration, and other costs	18,554	2,727	9,788	(3,823)	5,395	7,553	40,194
Disposal related costs	(24)	—	—	—	20	205	201
Lease asset impairments and other charges	223	93	15	—	756	274	1,361
Goodwill impairment	85,273	—	—	—	—	—	85,273
Adjusted EBITDA	$121,392	$68,624	$135,380	$110,091	$98,788	$(40,767)	$493,508

	Year ended December 31, 2023
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate (1)	Total
Revenues	$330,557	$168,821	$361,923	$211,518	$291,209	$—	$1,364,028

(Loss) income from operations	$(50,498)	$57,299	$63,575	$70,591	$43,210	$(51,566)	$132,611
Income from equity method investment, net	—	—	—	—	—	(1,500)	(1,500)
Depreciation and amortization	83,271	10,368	59,870	31,793	52,618	(954)	236,966
Share-based compensation	4,941	758	4,843	2,014	4,186	15,178	31,920
Acquisition, integration, and other costs	4,452	2,441	10,004	2,820	887	396	21,000
Disposal related costs	633	—	—	—	202	1,382	2,217
Lease asset impairments and other charges	1,019	—	510	—	471	245	2,245
Goodwill impairment	56,850	—	—	—	—	—	56,850
Adjusted EBITDA	$100,668	$70,866	$138,802	$107,218	$101,574	$(36,819)	$482,309

Figures above are net of inter-segment revenues and operating costs and expenses.
(1) Corporate includes certain unallocated overhead costs that were historically presented within the Digital Media reportable segment.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following tables set forth a reconciliation of Net income to Adjusted net income with adjustments presented on after-tax basis:

	Three months ended December 31,
	2024	Per diluted share*	2023	Per diluted share*
Net income	$64,087	$1.43	$63,422	$1.29
Interest, net	60	—	(20)	—
Loss on sale of business	—	—	276	0.01
Loss (income) on investments, net	942	0.02	(775)	(0.02)
Income from equity method investments, net	(3,128)	(0.07)	(336)	(0.01)
Amortization	25,040	0.59	31,105	0.68
Share-based compensation	5,178	0.12	6,289	0.14
Acquisition, integration, and other costs	18,265	0.43	7,011	0.15
Disposal related costs	(262)	(0.01)	238	0.01
Lease asset impairments and other charges	7	—	(224)	—
Dilutive effect of the convertible debt	—	0.07	—	0.08
Adjusted net income	$110,189	$2.58	$106,986	$2.33

	Years ended December 31,
	2024	Per diluted share*	2023	Per diluted share*
Net income	$63,047	$1.42	$41,503	$0.89
Interest, net	132	—	5,881	0.13
Loss on sale of business	103	—	3,797	0.08
Loss on investments, net	8,019	0.18	21,103	0.45
(Income) loss from equity method investments, net	(11,223)	(0.25)	8,204	0.18
Amortization	87,052	1.96	106,593	2.30
Share-based compensation	31,013	0.70	27,100	0.58
Acquisition, integration, and other costs	29,805	0.67	13,498	0.29
Disposal related costs	195	—	1,538	0.03
Lease asset impairments and other charges	1,045	0.02	1,295	0.04
Goodwill impairment	85,273	1.92	56,850	1.22
Adjusted net income	$294,461	$6.62	$287,362	$6.19

* The reconciliation of Net income per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following are the adjustments to certain statement of operations items used to derive Adjusted net income, which we believe provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects of the Company.

	Three months ended December 31, 2024
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment
Direct costs	$(53,242)	$—	$—	$—	$—	$—	$57	$425	$—	$—	$—	$(52,760)
Sales and marketing	$(150,510)	—	—	—	—	—	891	13,366	—	—	—	$(136,253)
Research, development, and engineering	$(17,549)	—	—	—	—	—	735	3,926	—	—	—	$(12,888)
General, administrative, and other related costs	$(53,029)	—	—	—	—	—	8,599	5,669	(350)	(9)	—	$(39,120)
Depreciation and amortization	$(59,971)	—	—	—	—	34,965	—	—	—	—	—	$(25,006)
Goodwill impairment	$—	—	—	—	—	—	—	—	—	—	—	$—
Interest expense, net	$(6,391)	80	—	—	—	—	—	—	—	—	—	$(6,311)
Other income, net	$2,438	—	—	—	—	—	—	(237)	—	—	—	$2,201
Income tax expense (1)	$(13,610)	(20)	—	942	—	(9,925)	(5,104)	(4,884)	88	16	—	$(32,497)
Loss from equity method investment, net	$3,128	—	—	—	(3,128)	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$60	$—	$942	$(3,128)	$25,040	$5,178	$18,265	$(262)	$7	$—

(1)    Adjusted effective tax rate was approximately 22.8% for the three months ended December 31, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $32,497 and the denominator is $142,686, which equals adjusted net income of $110,189 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended December 31, 2023
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment
Direct costs	$(45,070)	$—	$—	$—	$—	$—	$15	$2,561	$—	$—	$—	$(42,494)
Sales and marketing	$(126,449)	—	—	—	—	—	392	1,668	—	—	—	$(124,389)
Research, development, and engineering	$(15,532)	—	—	—	—	—	660	177	—	—	—	$(14,695)
General, administrative, and other related costs	$(52,483)	—	—	—	—	—	6,460	5,243	375	(338)	—	$(40,743)
Depreciation and amortization	$(69,631)	—	—	—	—	44,991	—	—	—	—	—	$(24,640)
Goodwill impairment	$—	—	—	—	—	—	—	—	—	—	—	$—
Interest expense, net	$(2,251)	(11)	—	—	—	—	—	—	—	—	—	$(2,262)
Gain on investments, net	$1,065	—	—	(1,065)	—	—	—	—	—	—	—	$—
Other loss, net	$(3,486)	—	422		—	—	—	459	—	—	—	$(2,605)
Income tax expense (1)	$(12,962)	(9)	(146)	290	—	(13,886)	(1,238)	(3,097)	(137)	114	—	$(31,071)
Income from equity method investment, net	$336	—	—	—	(336)	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$(20)	$276	$(775)	$(336)	$31,105	$6,289	$7,011	$238	$(224)	$—

(1)     Adjusted effective tax rate was approximately 22.5% for the three months ended December 31, 2023. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $31,071 and the denominator is $138,057, which equals adjusted net income of $106,986 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Year ended December 31, 2024
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment
Direct costs	$(200,323)	$—	$—	$—	$—	$—	$248	$760	$—	$—	$—	$(199,315)
Sales and marketing	$(519,694)	—	—	—	—	—	3,756	19,072	—	—	—	$(496,866)
Research, development, and engineering	$(67,373)	—	—	—	—	—	3,665	6,516	40	—	—	$(57,152)
General, administrative, and other related costs	$(203,461)	—	—	—	—	—	33,246	13,846	161	1,361	—	$(154,847)
Depreciation and amortization	$(211,916)	—	—	—	—	117,748	—	—	—	—	—	$(94,168)
Goodwill impairment	$(85,273)	—	—	—	—	—	—	—	—	—	85,273	$—
Interest expense, net	$(13,988)	176	—	—	—	—	—	—	—	—	—	$(13,812)
Loss on sale of business	$(3,780)	—	3,780	—	—	—	—	—	—	—	—	$—
Loss on investments, net	$(7,654)	—	—	7,654	—	—	—	—	—	—	—	$—
Other income (loss), net	$4,968	—	(4,903)	—	—	—	—	(774)	—	—	—	$(709)
Income tax expense (1)	$(41,370)	(44)	1,226	365	—	(30,696)	(9,902)	(9,615)	(6)	(316)	—	$(90,358)
Income from equity method investment, net	$11,223	—	—	—	(11,223)	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$132	$103	$8,019	$(11,223)	$87,052	$31,013	$29,805	$195	$1,045	$85,273

(1)     Adjusted effective tax rate was approximately 23.5% for the year ended December 31, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $90,358 and the denominator is $384,819, which equals adjusted net income of $294,461 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Year ended December 31, 2023
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Acquisition, integration, and other costs	Disposal related costs	Lease asset impairments and other charges	Goodwill impairment
Direct costs	$(185,650)	$—	$—	$—	$—	$—	$262	$2,752	$—	$—	$—	$(182,636)
Sales and marketing	$(487,365)	—	—	—	—	—	2,686	4,796	4	—	—	$(479,879)
Research, development, and engineering	$(68,860)	—	—	—	—	—	3,245	712	3	—	—	$(64,900)
General, administrative, and other related costs	$(195,726)	—	—	—	(1,500)	—	25,727	12,740	2,210	2,245	—	$(154,304)
Depreciation and amortization	$(236,966)	—	—	—	—	145,571	—	—	—	—	—	$(91,395)
Goodwill impairment	$(56,850)	—	—	—	—	—	—	—	—	—	56,850	$—
Interest expense, net	$(20,031)	7,797	(538)	—	—	—	—	—	—	—	—	$(12,772)
Loss on investments, net	$(28,138)	—	—	28,138	—	—	—	—	—	—	—	$—
Other loss, net	$(9,468)	—	5,655	—	—	—	—	459	—	—	—	$(3,354)
Income tax expense (1)	$(24,142)	(1,916)	(1,320)	(7,035)	375	(38,978)	(4,820)	(7,961)	(679)	(950)	—	$(87,426)
Loss from equity method investment, net	$(9,329)	—	—	—	9,329	—	—	—	—	—	—	$—
Total non-GAAP adjustments		$5,881	$3,797	$21,103	$8,204	$106,593	$27,100	$13,498	$1,538	$1,295	$56,850

(1)     Adjusted effective tax rate was approximately 23.3% for the year ended December 31, 2023. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $87,426 and the denominator is $374,788, which equals adjusted net income of $287,362 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth a reconciliation of Net cash provided by operating activities to Free cash flow:

2024	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$75,558	$50,564	$105,960	$158,233	$390,315
Less: Purchases of property and equipment	(28,129)	(25,504)	(25,843)	(27,159)	(106,635)
Free cash flow	$47,429	$25,060	$80,117	$131,074	$283,680

2023	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$115,307	$39,728	$72,808	$92,119	$319,962
Less: Purchases of property and equipment	(30,017)	(25,233)	(27,226)	(26,253)	(108,729)
Free cash flow	$85,290	$14,495	$45,582	$65,866	$211,233